UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2015 (July 1, 2015)

Global Medical REIT Inc.

 (Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	202-524-6851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2015, the Board of Directors of Global Medical REIT Inc. (the “Company”) appointed Alfonzo Leon as Chief Investment Officer Financial Officer to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal.

Mr. Leon is a real estate finance executive with 15 years of experience and $3 billion in completed transactions. He has acted as a principal on behalf of pension funds and sovereign wealth funds and as an investment banker representing health systems, REITs, health care developers, and private equity real estate funds. He was recruited by leading banking and consultancy firm Jones Lang LaSalle within their subsidiary LaSalle Investment Management, a leading global real estate investment advisor which manages capital for institutions and private investors. Cain Brothers & Company, a leading health care investment banking boutique, recruited Mr. Leon to manage sell side health care real estate transactions and raise capital for health care real estate operators.

Mr. Leon’s core property type expertise includes medical office, outpatient facilities (ASC, MRI, LINAC), post-acute facilities (IRF, LTACH, TCC), and senior housing (AL, MC, IL).  Mr. Leon also has experience in commercial real estate transactions/brokerage, business development, raising capital for funds and development projects, structuring joint venture agreements, acquisitions and dispositions for separate and commingled funds, real estate M&A, strategic real estate advisory for health systems, developer RFPs for hospitals and negotiation of purchase agreements, master leases, ground leases and development agreements, physician private placements, production of marketing materials and Confidential Information Memorandums, buy-side and sell-side due diligence, and pitches to Investment Committees, hospital Executive Boards, and investors/developers.

Mr. Leon received his B.S. in Architecture from The University of Virginia and a Master’s degree in real estate finance from The Massachusetts Institutes of Technology.

The board of directors appointed Mr. Leon in recognition of his abilities to assist the Company in expanding its business and the contributions he can make to the Company’s strategic direction.

The Company has not entered into any compensation arrangements with Mr. Leon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.
Date: July 2, 2015	By: /s/ Conn Flanigan

Conn Flanigan, Secretary